Dynex Capital, Inc.





                Notice of Special Meeting of Preferred Stockholders
                                        and
                                 Proxy Statement






                  Special Meeting of Preferred Stockholders
                             November 21, 2000



                             DYNEX CAPITAL, INC.




                                                     October 20, 2000






To Our Preferred Stockholders:

     You are cordially invited to attend a Special Meeting of the Series A, Series B and Series C Preferred Stockholders ("Preferred Stockholders") of Dynex Capital, Inc. (the "Company") to be held in The Atrium at the Highwoods I building located at 10900 Nuckols Road, Glen Allen, Virginia on Tuesday, November 21, at 2:00 p.m. Eastern time. The Special Meeting has been called at the request of a Preferred Stockholder in accordance with Article IIIC, Section 9(a) of the Company's Articles of Incorporation, as amended.

     The business of the meeting is to consider and act upon the election of two additional directors to the Board of Directors of the Company, each for a term ending on the earlier of (i) the date upon which the consolidated shareholders' equity of the Company at the end of any subsequent calendar quarter equals or exceeds 150% of the aggregate liquidation preference of the then outstanding preferred stock (provided that there shall not have been arrears on six quarterly dividends on Series A, Series B or Series C Preferred Stock), and (ii) the next annual meeting of the stockholders of the Company.

     While Preferred Stockholders may exercise their right to vote their shares in person, we recognize that many Preferred Stockholders may not be able to attend the Special Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the matter to be considered at the Special Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible.

                                               Sincerely,



                                               Thomas H. Potts
                                               President



                                   DYNEX CAPITAL, INC.

                                     4551 Cox Road
                                       Suite 300
                              Glen Allen, Virginia 23060
                                    (804) 217-5800
                             ____________________________


                               NOTICE OF SPECIAL MEETING
                               OF PREFERRED STOCKHOLDERS





To Our Preferred Stockholders:

     A Special Meeting of Dynex Capital, Inc. (the "Company") will be held in The Atrium at the Highwoods I building located at 10900 Nuckols Road, Glen Allen, Virginia on Tuesday, November 21, 2000, at 2:00 p.m. Eastern time. The Special Meeting has been called at the request of a Preferred Stockholder in accordance with Article IIIC Section 9(a) of the Company's Articles of Incorporation, as amended, for the following purpose:

     1. To elect two additional directors to the Board of Directors of the Company, each for a term ending on the earlier of (a) the date upon which the consolidated shareholders' equity of the Company at the end of any subsequent calendar quarter equals or exceeds 150% of the aggregate liquidation preference of the then outstanding preferred stock (provided that there shall not have been arrears on six quarterly dividends on Series A, Series B or Series C Preferred Stock), and (b) the next annual meeting of the stockholders of the Company.

     Only Preferred Stockholders of record at the close of business on October 13, 2000, the record date, will be entitled to vote at the Special Meeting. A list of Preferred Stockholders entitled to vote will be available for inspection at the offices of the Company at 4551 Cox Road, Suite 300, Glen Allen, Virginia 23060, for ten days prior to the Special Meeting.

     The Board of Directors of the Company has not designated any nominees. Management desires to have maximum representation at the Special Meeting and respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope whether or not you expect to attend the meeting in person. A proxy may be revoked by a Preferred Stockholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Special Meeting and voting in person.



                                   By order of the Board of Directors



                                   Stephen J. Benedetti
                                   Secretary




Dated:  October 20, 2000



     Directions from the North on Interstate 95: Take the Interstate 295 West-Charlottesville exit. Travel approximately 8.5 miles on Interstate 295 West towards Charlottesville. Take the Nuckols Road-South Exit. Travel approximately
0.3 mile. Turn left at first light. Turn right into the parking lot of the Highwoods I building. The Atrium is located on the first floor.

     Directions from the airport: (In regards to the map above - Interstate 64 should be used as a reference point only) As you leave the airport on 156
North-Airport Drive follow the "to 295-North" signs. You will pass the Interstate 64 East and West exits and the Interstate 295 South exit. After these exits, continue on 156 North-Airport Drive approximately 2.5 miles. Take the "295 North to 95-North and 64-West" exit North towards Washington. Stay on Interstate 295 North for approximately 19.5 miles. Take the Nuckols Road-South Exit. Travel approximately 0.3 mile. Turn left at first light. Turn right into the parking lot of the Highwoods I building. The Atrium is located on the first floor.

     Directions from the South or Downtown: Take Interstate 64 West to Interstate 295 towards Washington. Take the first exit - Nuckols Road South. Travel approximately 0.3 mile. Turn left at first light. Turn right into the parking lot of the Highwoods I building. The Atrium is located on the first floor.



                                      DYNEX CAPITAL, INC.
                                        4551 Cox Road
                                  Glen Allen, Virginia 23060
                                        (804) 217-5800
                                 ____________________________

                                       PROXY STATEMENT
                          SPECIAL MEETING OF PREFERRED STOCKHOLDERS
                                      November 21, 2000

To Our Preferred Stockholders:

     This Proxy Statement is furnished with the solicitation by the Board of Directors of Dynex Capital, Inc. (the "Company") of proxies to be used at the Special Meeting of Preferred Stockholders of the Company to be held in The Atrium at the Highwoods I building located at 10900 Nuckols Road, Glen Allen, Virginia. The Special Meeting is being held for the purpose set forth in the accompanying notice of Special Meeting of Preferred Stockholders. This Proxy Statement, the accompanying proxy card and the notice of Special Meeting are being provided to Preferred Stockholders beginning on or about October 27, 2000.

                                                 GENERAL INFORMATION

Solicitation

     The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone and telegram by directors and officers of the Company. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of the Company's preferred stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to such beneficial owners. Additionally, the Company has engaged the firm of MacKenzie Partners, Inc., New York, New York, to conduct proxy solicitations on its behalf at a cost estimated to be $5,000, plus reasonable out-of-pocket expenses.

Voting Rights

     Holders of shares of the Company's preferred stock at the close of business on October 13, 2000, the record date, are entitled to notice of, and to vote at, the Special Meeting. The following table sets forth the number of shares of each class of preferred stock outstanding as of October 13, 2000 and the votes applicable to each such class:

     Class                                             Aggregate #   Aggregate #      Votes per
                                                       of Shares      of Votes         Share

Series  A  Cumulative  Convertible  Preferred           1,309,061       1,047,249      0.8000
Stock ("Series A Preferred Stock")

Series  B  Cumulative  Convertible  Preferred           1,912,434       1,561,821      0.8167
Stock ("Series B Preferred Stock")

Series  C  Cumulative  Convertible  Preferred           1,840,000       1,840,000      1.0000
Stock ("Series C Preferred Stock")


     Pursuant to the Company's Articles of Incorporation, each share of preferred stock is entitled to one vote per $30 of stated liquidation preference. As of the record date, the liquidation preference of the Series C Preferred Stock was $30.00 per share, the liquidation preference of the Series B Preferred Stock was $24.50 per share, and the liquidation preference of the Series A Preferred Stock was $24.00 per share. Accordingly, holders of Series A Preferred Stock will be entitled to 0.8000 votes per share, holders of Series B Preferred Stock will be entitled to 0.8167 votes per share, and holders of Series C Preferred Stock will be entitled to 1.0000 vote per share. The presence, in person or by proxy, of Preferred Stockholders entitled to cast a majority of all the votes entitled to be cast constitutes a quorum for the transaction of business at the Special Meeting. The beneficial ownership of each class of the Company's outstanding stock held by the directors, the nominees, certain executive officers and holders of 5% or more of any class of stock outstanding is set forth in the Proxy Statement under the caption "Ownership of Stock".


Voting of Proxies

     Shares of preferred stock represented by all properly executed proxies received in time for the Special Meeting will be voted in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this Proxy Statement as directors. No other matters may be brought before the Special Meeting other than as set forth herein.



Revocability of Proxy

     The giving of the enclosed proxy does not preclude the right to vote in person should the Preferred Stockholder delivering the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Special Meeting and voting in person.



                                                     ELECTION OF DIRECTORS
General

     Two additional directors are to be elected to the Board of Directors at the Special Meeting to serve for a term ending on the earlier of (a) the date upon which the consolidated shareholders' equity of the Company at the end of any subsequent calendar quarter equals or exceeds 150% of the aggregate liquidation preference of the then outstanding preferred stock (provided that there shall not have been arrears on six quarterly dividends on Series A, Series B or Series C Preferred Stock), and (b) the next annual meeting of the stockholders of the Company. Mr. Leon A. Felman and Mr. Barry Igdaloff have been nominated by the holders of the preferred stock for election to the Board of Directors at the Special Meeting. Unless authorization is withheld, the persons named as proxies will vote FOR the election of the nominees to the Board of Directors named above. Each nominee has agreed to serve if elected. Selected biographical information regarding each nominee is set forth below.


Vote Required

     The two additional directors will be elected by a plurality of the votes per share of preferred stock represented and entitled to vote, in person or by proxy, at the Special Meeting. Accordingly, abstentions or broker non-votes per share as to the election of directors will not affect the election of candidates receiving the plurality of votes per share. Unless instructed to the contrary, the preferred votes per share represented by the proxies will be voted FOR the election of each of the two nominees named below as directors. In no event will the proxies be voted for more than two directors.

Nominees

     Leon A. Felman, 65, has been a director of Allegiant Bancorp, Inc., a St. Louis, Missouri based bank holding company, since 1992. From 1968 to 1999, Mr. Felman was the president and chief executive officer of Sage Systems Inc., which operated 28 Arby's restaurants in the St. Louis, Missouri metropolitan area. Mr. Felman graduated from Carnegie Institute of Technology with a B.S. in Industrial Administration.

     Barry Igdaloff, 45, has been a Registered Investment Advisor and the sole proprietor of Rose Capital in Columbus, Ohio, since 1995. Mr. Igdaloff graduated from Indiana University in 1976 with a B.S.B. in Accounting and in 1978 graduated from Ohio State University with a J.D. in law. Mr. Igdaloff is a non-practicing certified public accountant and a non-practicing attorney.Biographical information regarding the other directors of the Company is set forth below:


     Biographical information regarding the other directors of the Company is set forth below:

     J. Sidney Davenport, 58, has been a Director of the Company since its organization in December 1987. Mr. Davenport retired from The Ryland Group, Inc., a publicly-owned corporation engaged in residential housing construction and mortgage-related financial services, where he was a Vice President from March 1981 to January 1998. Mr. Davenport was Executive Vice
President of Ryland Mortgage Company from April 1992 to January 1998. Mr. Davenport served as a Director of Mentor Income Fund, Inc., a publicly traded closed-end mutual fund, from June 1992 to August 1993.

     Thomas H. Potts, 50, has been President and a Director of the Company since its organization in December 1987. Prior to that, Mr. Potts served in various positions on behalf of The Ryland Group, Inc. Mr. Potts served as Treasurer of The Ryland Group, Inc. from May 1987 until April 1992, Executive Vice President of Ryland Acceptance Corporation ("Ryland Acceptance") from November 1987 until April 1992, and Executive Vice President of Ryland Mortgage Company from April 1991 until April 1992, and previously Senior Vice President. Mr. Potts also served as President and Director of Mentor Income Fund, Inc. from its inception in December 1988 until June 1992.

     Barry S. Shein, 60, has been a Director of the Company since June 1998. Mr. Shein has been the President and owner of The Commodore Corporation since 1990. The Commodore Corporation is a manufactured home producer, operating six manufacturing facilities located in the eastern half of the U.S. From 1978 to 1990, Mr. Shein served as an officer of The Equity Group in Illinois, a multi-faceted real estate owner and investor. Mr. Shein is also a non-practicing certified public accountant.

     Donald B. Vaden, 65, has been a Director of the Company since January 1988. In March 1995, Mr. Vaden resumed practicing law specializing in mediation and arbitration, and is certified for general and family mediation by the Supreme Court of Virginia. He serves as a director of the Virginia Mediation Network, Inc. He is the retired past Chairman of Residential Home Funding Corporation where he served from December 1992 until February 1995.


Information Concerning the Board of Directors

     Mr. Richard C. Leone resigned as a member of the Board of Directors of the Company, effective as of March 6, 2000. The remaining members of the Board of Directors did not fill the vacancy created by Mr. Leone and the number of directors was reduced to four from five.

     The members of the Audit Committee during 1999 were Mr. Davenport, Mr. Shein and Mr. Vaden. The Audit Committee reviews and approves the scope of the annual internal audit undertaken by the Company's independent certified public accountants, which is out-sourced to PricewaterhouseCoopers LLP ("Pricewaterhouse"), and meets with them on a regular basis to review the progress and results of their work as well as any recommendations they may make. The annual internal audit performed by Pricewaterhouse is in addition to the annual audit performed by the Company's independent certified public accountants, Deloitte & Touche LLP. The Audit Committee held three regular meetings in 1999. The Board of Directors also had a Compensation Committee during 1999 with the members being Mr. Davenport, Mr. Leone, Mr. Vaden and Mr. Shein. The Compensation Committee met three times in 1999. The Company has no other standing committees of the Board of Directors.

     The Board of Directors held four regular meetings and thirteen special meetings in 1999. During this period, each of the Directors attended at least 75% of these meetings of the Board of Directors and the committees on which he served.

     The directors who are not employed by the Company (the "Outside Directors") receive an annual fee of $25,000 per year, plus $500 for each meeting of the Board of Directors, or a committee thereof, they attend. In addition, these Directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.


       OWNERSHIP OF STOCK

     The table below sets forth, as of September 30, 2000, the number of shares of common and preferred stock beneficially owned by owners of more than five percent of the Company's stock outstanding for each class, each director, nominee and executive officer of the Company, and the number of shares beneficially owned by all of the Company's directors, nominees and executive officers as a group. To the Company's knowledge, no other person beneficially owns more than 5% of the outstanding shares of each class of stock. Unless otherwise indicated, all persons named as beneficial owners of common and preferred stock have sole voting power and sole investment power with respect to the shares beneficially owned.


                                                        Series A      Series B     Series C      Percent of        Percent of
    Name of Beneficial Owner          Common            Preferred    Preferred     Preferred    Common Stock    Preferred Stock*

J. Sidney Davenport                       25,356                 -             -            -            0.22%                  -

Thomas H. Potts                          408,579  (1)            -             -            -            3.57%                  -

Donald B. Vaden                            7,798  (2)            -             -            -            0.07%                  -

Barry S. Shein                                 0                 -             -            -             0.0%                  -

Leon A. Felman                            11,570  (3)            -             -   23,828 (4)            0.10%              .54%

Barry Igdaloff                            42,700  (5)   62,000 (6)    61,000 (7)   52,500 (8)            0.37%              3.41%

California Investment Fund, LLC          572,178  (9)            -             -            -            5.00%                  -

Talkot Crossover Fund, L.P. and          758,625  (10)      32,200        52,200       23,200            6.63%              2.05%
Thomas B. Akin, as a group

Wallace R. Weitz and Company           1,504,113  (11)           -             -            -           13.14%                  -


All Directors, nominees and              496,003            62,000        61,000       76,328            4.33%              3.95%
executive officers as a group

*Based on liquidation preference of each series of preferred stock.



------------------------------------------------------------------------------------------------------------------------------------

     (1) Includes 9,077 shares of common stock owned of record by such person's children and spouse.

     (2) Includes 583 shares of common stock owned of record by such person's spouse.

     (3) Includes 87 shares of common stock owned of record by such person's spouse; 3,150 shares of common stock owned of record by Homebaker Brand Profit Sharing Plan of which Mr. Felman is the Trustee; and 1,340 shares of common stock held of record by HLF Corporation of which Mr. Felman is an officer.

     (4) Includes 240 shares of Series C Preferred Stock owned of record by Mr. Felman's spouse; 9,450 shares of Series C Preferred Stock owned of record by Homebaker Brand Profit Sharing Plan; 350 shares of Series C Preferred Stock owned of record by Sage Systems, Inc. of which Mr. Felman is an officer and 980 shares of Series C Preferred Stock held of record by HLF Corporation.

     (5) Includes 29,700 shares of common stock owned by clients of Rose Capital of which Mr. Igdaloff is the sole proprietor.

     (6) Includes 41,600 shares of Series A Preferred stock owned by clients of Rose Capital.

     (7) Includes 34,700 shares of Series B Preferred Stock owned by clients of Rose Capital

     (8) Includes 10,100 shares of Series C Preferred Stock owned by clients of Rose Capital.

     (9) Address: 550 West C Street, Suite 1000, San Diego, CA 92101. Shares are held with the shared power to vote and dispose thereof.

     (10)  Address:   2400 Bridgeway, Suite 200, Sausalito, CA 94965.

     (11) Address: 1125 South 103rd Street, Suite 600, Omaha, NE 68124-6008. Shares are held with sole power to dispose thereof.





Executive Compensation

     The Summary Compensation Table below includes individual compensation information on the President and the four other most highly compensated executive officers ("Named Officers") during 1999, 1998 and 1997.

                                                Summary Compensation Table
                                                                                  Long-Term
                                                                             Compensation Awards           All Other
                                                                           -------------------------
Name and                                  Annual Compensation (1)                    SARs                Compensation
                                       -------------------------------
                                       -------------------------------
    Principal Position        Year      Salary ($)       Bonus ($)                 (#) (2)                  ($) (3)
--------------------------   --------  --------------  ---------------     -------------------------  --------------------
Thomas H. Potts                 1999        $315,000               $0 (4)                    34,815               $34,882
    President and               1998         310,000                0                        13,978                30,948
Director
                                1997         299,000          228,000                        14,510                46,447

Lynn K. Geurin (5)              1999         170,000                0 (4)                    11,743                30,155
    Executive Vice              1998         166,667           90,716                         4,715                39,113
President
                                1997         156,667          104,810                         4,835                30,500

Brian K. Murray (6)             1999         119,808           70,000                         5,803                24,345
    Senior Vice President       1998         169,191           77,625                         3,254                37,331
                                1997         154,667          100,000                         2,848                19,838

William Robertson (7)           1999         170,000                0                             0                47,154
    Executive Vice              1998         166,667           97,856                         2,829                38,755
President
                                1997         156,667           79,900                         2,903                15,611

William H. West, Jr. (8)        1999         180,000                0 (4)                     9,948                23,452
    Executive Vice              1998         156,875           44,996                         2,840                21,114
President
                                1997         141,667           58,269                         2,630                 7,340


     1) Does not include perquisites and other personal benefits, securities or property where the aggregate amount of such compensation to an executive officer is the lesser of either $50,000 or 10% of annual salary and bonus.

     2) Stock Appreciation Rights ("SARs"). Amounts have been adjusted for the 1-for-4 stock split, effective August 1999.

     3) Amounts for 1999 for Mr. Potts and Ms. Geurin consist of matching and profit sharing contributions to the Company's 401(k) Plan and 401(k) Overflow Plan in the amount of $34,030 and $29,932, respectively. Amounts for 1999 for Mr. Potts and Ms. Geurin also consist of Group Term Life Insurance in the amount of $852 and $223, respectively. Amounts for 1999 for Mr. Murray, Mr. Robertson and Mr. West consist of matching and profit sharing contributions to the 401(k) Plan and 401(k) Overflow Plan in the amount of $24,223, $46,252 and $23,297 respectively. Amounts for 1999 for Mr. Murray, Mr. Robertson and Mr. West also consist of Group Term Life Insurance in the amount of $122, $902 and $155, respectively.

     4) In lieu of cash bonus, the Compensation Committee awarded, during January 2000, stock options to Mr. Potts, Ms. Geurin and Mr. West in the amount of 94,500, 51,000 and 54,000, respectively. The stock options have a strike price of $8.8125, a three-year term, and a vesting period of one year (which may be reduced upon certain special circumstances).

     5) Lynn K. Geurin had served as Executive Vice President and Chief Executive Officer since April 1992. Ms. Geurin resigned as an officer of the Company, effective May 5, 2000.

     6) Brian K. Murray had served as Senior Vice President, Specialty Finance Lending, since October 1997. Mr. Murray resigned as an officer of the Company, effective as of November 11, 1999, commensurate with the sale of the Company's model home business.

     7) William Robertson had served as Executive Vice President, Manufactured Housing Lending since November 1995. Mr. Robertson resigned as an officer of the Company, effective as of December 17, 1999, commensurate with the sale of the Company's manufactured housing lending business.

     8) William H. West, Jr. had served as Executive Vice President, Portfolio Management, since July 1996. Mr. West resigned as an officer of the Company, effective May 19, 2000.


                          Aggregated SAR Exercises in Last Fiscal Year
                                  And Year-End SAR Value Table

     The table below presents the total number of SARs exercised by the Named Officers in 1999 and held by the Named Officers at December 31, 1999 (distinguishing between SARs that are exercisable as of December 31, 1999 and those that had not become exercisable as of that date) and includes the aggregate amount by which the market value of the SARs (including related Dividend Equivalent Rights ("DERs")) exceeds the exercise price at December 31, 1999.


                                                                                              Value of Unexercised
                          SARs Exercised                Number of Unexercised                     in-the-money
                              in 1999                      SARs at 12-31-99                  SARs at 12-31-99 (1) (2)
                   ------------------------------ -----------------------------------  -------------------------------------
                      Number           Value
                      of SARs        Realized      Exercisable      Unexercisable      Exercisable       Unexercisable
                   --------------  -------------- --------------   ----------------    -------------    -----------------
Thomas H. Potts                0              $0         52,463             65,507          $85,523              $24,819

Lynn K. Geurin                 0               0         16,089             21,681           25,705                7,641

Brian K. Murray            6,642          13,653              -                  -                -                    -

William Robertson          3,359           2,805              -                  -                -                    -

William H. West,               0               0          2,460             14,358            1,680                1,873
Jr.

1)  Includes related DERs.

2) Based on the closing price of $6.44 on the New York Stock Exchange ("NYSE") of the Company's common stock on that date.


                                      SAR Grants In Last Fiscal Year

     The following table provides information related to SARs granted to the Named Officers during fiscal 1999.



                                                  Individual Grants
                      --------------------------------------------------------------------------
                                       Percentage of                                        Potential Realizable Value
                                        Total SARs                                           at Assumed Annual Rates
                       Number of        Granted to          Exercise                        of Stock Price Appreciation
                          SARs         Employees in          Price         Expiration            for SAR Term (1)
                                                                                           ------------------------------
Name                  Granted (2)       Fiscal 1999      ($ per share)        Date            5% ($)         10% ($)
------------------    -------------   ----------------   ---------------   ------------    -------------  ---------------
Thomas H. Potts            139,260             31.12%            $14.00        12/2005         $930,866       $2,229,586

Lynn K. Geurin              46,970             10.50%            $14.00        12/2005          313,965          752,001

Brian K. Murray             23,210              5.20%            $14.00            (3)                0                0

William Robertson                0              0.00%                 -              -                0                0

William H. West,            39,790              8.89%            $14.00        12/2005          265,971          637,048
Jr.


     1) During 1999, no DERs accrued. Assumes a 5% and 10% annual rate of stock appreciation for the SAR term, and a stock price at the expiration date of $20.61 and $16.01, respectively.


     2) The SARs, which were granted under the Company's Incentive Plan and have an exercise price equal to the closing price of the Company's common stock on the NYSE on the date of grant, become exercisable in annual 20% increments from the date of grant.

     3) Terminated ninety days subsequent to the resignation date of this officer.


Employment Agreements

     Mr. Potts has entered into an employment agreement with the Company, effective September 30, 1994. The employment agreement has a term of seven years. Pursuant to his employment agreement, Mr. Potts agreed to devote his full business time and efforts to the business of the Company. Mr. Potts currently receives a base salary of $315,000 per annum; such base salary is subject to normal periodic review at least annually by the Compensation Committee based on the salary policies of the Company and Mr. Potts' contributions to the Company. Mr. Potts is also entitled to receive incentive compensation as approved by the Compensation Committee.

     The employment agreement will terminate in the event of Mr. Potts' death or total disability, may be terminated by the Company with "cause" (as defined therein) or for any reason other than cause, and may be terminated by the resignation of Mr. Potts. If the employment agreement is terminated by the Company for any reason other than cause, total disability or death, then the Company shall pay to Mr. Potts his salary and benefits through the expiration date. The employment agreement contains certain covenants, among other things, by Mr. Potts requiring him to maintain the confidentiality of information relating to the Company and restricting his ability to compete with the Company.

The Company has no other employment agreements with its executive officers.



Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee during 1999 were Mr. Davenport, Mr. Leone, Mr. Vaden, and effective as of October 23, 1999, Mr. Shein. During 1999, no interlocking relationship existed between any of the members of the Compensation Committee and the Company.


Certain Relationships and Related Transactions

     During 1999, the Company made a loan to Mr. Potts, as evidenced by a promissory note in the aggregate principal amount of $934,500 with interest accruing on the outstanding balance at the rate of prime plus one-half percent per annum (the "Note"). Mr. Potts directly owns 399,502 shares of common stock of the Company, all of which has been pledged as collateral to secure the Note. As of September 30, 2000, interest on the Note was current and the outstanding balance of the Note was $925,000.



Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of all Forms 3, 4 and 5 furnished to the Company with respect to 1999 and representations made to the Company by certain reporting persons, the Company knows of no person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 1999.




                         VOTES REQUIRED TO ADOPT RESOLUTIONS

 The election of directors requires a plurality of votes cast at the meeting.

     The following principles of Virginia law apply to the voting of shares of preferred stock at the meeting. The presence in person or by proxy of Preferred Stockholders entitled to vote a majority of the outstanding shares of Preferred Stock will constitute a quorum. Preferred shares represented by proxy or in person at the meeting, including preferred shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.



                                                      OTHER MATTERS

Stockholder Proposals

     Any proposal which a stockholder may desire to present to the 2001 Annual Meeting of Stockholders and to have included in the Company's Proxy Statement must be received in writing by the Secretary of the Company prior to December 31, 2000. Any proposals of Stockholders to be presented at the 2001 Annual Meeting which are delivered to the Company later than February 28, 2001 will be voted by the proxy holders designated for the 2001 Annual Meeting in their discretion.




                                       By the order of the Board of Directors


                                       Thomas H. Potts
                                       President

October 20, 2000



                                       Dynex Capital, Inc.
                                   2000 Proxy Card Information

                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of Thomas H. Potts and Stephen J. Benedetti as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of preferred stock of Dynex Capital, Inc. held of record by the undersigned on October 13, 2000, at the Special Meeting of Preferred Stockholders to be held on November 21, 2000, or any adjournment thereof.

     The Board of Directors recommends a vote FOR Proposal .

1.    Election of Directors

 Leon A. Felman         |_| FOR     |_| AGAINST     |_| ABSTAIN    |_| WITHHELD
 Barry Igdaloff         |_| FOR     |_| AGAINST     |_| ABSTAIN    |_| WITHHELD



     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the nominees listed under Proposal 1.

     Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         Date: _________________________________, 2000

                           ___________________________________________
                                    Signature
                           ___________________________________________
                             Signature, if held jointly

                          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                           CARD  PROMPTLY USING THE ENCLOSED ENVELOPE.